SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 30, 2009

 Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

8022 Southpark Circle, Suite 100, Littleton, CO	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 30, 2009, Zynex, Inc. and Zynex Medical, Inc. entered into the Amendment No. 2 to Loan and Security Agreement, effective as of April 8, 2009 with Marquette Healthcare Finance.  The Amendment No. 2 sets forth in the form of an amendment to the existing Loan and Security Agreement with Marquette the matters stated in the prior letter agreement between the parties as described in the Current Report on Form 8-K filed with the Commission on April 8, 2009.  These matters are waivers regarding the EBITDA covenant as of December 31, 2008 and March 31, 2008, the debt service coverage ratio as of December 31, 2008 and a breach of a representation or warranty concerning the accuracy of unaudited financial statements for the first three quarters of 2008, which were restated.  As stated in the prior letter agreement, the Amendment No. 2 also revises the margin applied to the applicable interest rates and the monthly collateral monitoring fee.

Item 9.01.  Financial Statements and Exhibits

The following exhibit accompanies this Report:

Exhibit No.	Document

10.1	Amendment No. 2 to Loan and Security Agreement, effective as of April 8, 2009, between Marquette Healthcare Finance and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc. (Registrant)

Date: May 6, 2009	By:	/s/ Fritz Allison
Fritz Allison Chief Financial Officer

Exhibit Index

Exhibit No.	Document

10.1	Amendment No. 2 to Loan and Security Agreement, effective as of April 8, 2009, between Marquette Healthcare Finance and the Company.